Exhibit 5.1

Thomas Wardell	Thomas.wardell@dentons.com D 404.527.4990 Dentons US LLP 303 Peachtree Street, NE Suite 5300, Atlanta, GA 30308 United States	Salans FMC SNR Denton McKenna Long dentons.com

August 14, 2015

Board of Directors

SkyPeople Fruit Juice, Inc.

16F, China Development Bank

Tower, No. 2, Gaoxin 1st Road,

Xi’an, PRC

710075

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to SkyPeople Fruit Juice, Inc., a Florida corporation (the “Company”), in connection with a Registration Statement on Form S-8 (the “Registration Statement”) that is being filed by the Company with the Securities and Exchange Commission. Pursuant to the Registration Statement, the Company intends to register under the Securities Act of 1933, as amended, a total of 1,000,000 shares of the Company’s Common Stock, par value $.001 per share (the “Plan Shares”), which may be issued in the future pursuant to the SkyPeople Fruit Juice, Inc. Stock Incentive Plan (the “Plan”).

The opinion hereinafter set forth is given with regard to the Registration Statement, at the request of the Company, pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K. The only opinion rendered by this firm consists of the matter set forth in numbered paragraph (1) below (our “Opinion”), and no opinion is implied or to be inferred beyond such matter. Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinion, including, without limitation, the Articles of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, the record of corporate proceedings, and the Plan. In making all of our examinations, we assumed the genuineness of all signatures, the authority of the persons who executed such documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents. As to various factual matters that are material to our Opinion, we have relied upon certificates of public officials and certificates, resolutions, documents, statements and other information of the Company or its representatives. In addition, for purposes of the Opinion, we have assumed that a sufficient number of authorized but unissued shares of the Company’s Common Stock, par value $.001 per share, will be available for issuance when the Plan Shares are issued. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

We do not herein express any opinion concerning any matter respecting or affected by any laws other than provisions of Section 607 of Florida Business Corporation Act as now in effect and that, in the exercise of reasonable professional judgment, are normally considered in transactions such as the issuance of the Plan Shares. We note, however, that we are not licensed to practice law in the State of Florida. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, the laws of any other jurisdiction or the local laws of any jurisdiction. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.

Based upon and subject to the foregoing, we are of the following opinion:

(1)	the Plan Shares, when issued upon the grant of stock options, restricted stock, restricted stock units, stock appreciation rights or incentive compensation awards granted in accordance with the terms of the Plan, the Registration Statement and related prospectus, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dentons US, LLP
Dentons US, LLP